Exhibit T3D.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------x

         In re                        :     Chapter 11 Case Nos.
                                            92 B 42698
OLYMPIA & YORK REALTY CORP., et al.,  :
                                            (Jointly Administered)
         Debtors.                     :

--------------------------------------x





                    ORDER CONFIRMING THE THIRD AMENDED JOINT
                  PLAN OF REORGANIZATION FOR THE DEBTORS DATED
           SEPTEMBER 12, 1996 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE







                                                      September 20, 1996
                                                      New York, New York





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          O&Y (U.S.) Development Company, L.P., O&Y (U.S.) Development General
Partner Corp., O&Y Equity Company, L.P., O&Y Equity General Partner Corp., Olympia & York Real Estate (U.S.A.) Inc., Baden Real Estate Corp., O&Y (U.S.) Financial Company, O&Y WFC Tower Corp., WFC Tower A Company, O&Y 245 Corp., Olympia & York 245 Park Avenue Holding Company L.P., Olympia & York Realty Corp., Olympia & York SF Holdings Corporation, O&Y (U.S.) Development Canada Ltd., O&Y Equity (Canada) Ltd., Olympia & York Tower B Lease Company, O&Y Financial Company, 245 Park Avenue Company, O&Y Liberty Plaza Company, Olympia & York OLP Company and Trinity Place Company (collectively, the "Debtors")1, having proposed that certain Third Amended Joint Plan of Reorganization for the Debtors dated September 12, 1996 (the "Plan"); and based upon the Findings of Fact and Conclusions of Law entered by the Bankruptcy Court on September 20, 1996 in connection with the Plan; and the appearance of all interested parties having been noted on the record; and objections to confirmation of the Plan having been withdrawn or overruled; and upon the record of, and the evidence procured or offered at, the Confirmation Hearing;

          Now upon the motion of the Debtors and after due deliberation, this Court hereby ORDERS, ADJUDGES AND DECREES THAT:


--------

1 All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in either the Plan, the 970 Plan, or the Findings of Fact and Conclusions of Law, as applicable.




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          1. The Plan be, and it hereby is, confirmed.

          2. The record of this Confirmation Hearing be, and it hereby is, closed.

          3. Any objections to confirmation of the Plan that have not been withdrawn prior to entry of this Confirmation Order or are not cured by the relief granted herein be, and they hereby are, overruled in their entirety and all withdrawn objections be, and they hereby are, deemed withdrawn with prejudice.

          4. The DIP Loan be, and it hereby is, continued through the earlier of the Effective Date or December 31, 1996. The obligations of each Debtor that is a Borrower (as defined in the DIP Loan) under the DIP Loan and the DIP Order, be, and they hereby are, deemed to remain in full force and effect through and including the earlier of the Effective Date or December 31, 1996. Each Debtor that is a Borrower (as defined in the DIP Loan) be, and hereby is, directed to fully comply with all of the terms and provisions of the DIP Loan and the DIP Order through and including the earlier of the Effective Date or December 31, 1996. Allof the Claims, Liens, rights and priorities held by the Agent (as defined in the DIP Loan) or Lenders (as defined in the DIP Loan) pursuant to THE DIP Loan or the DIP Order be, and they hereby are, deemed to remain in full force and effect through and including the earlier of the Effective Date or December 31, 1996. All obligations of each Debtor that is a Borrower (as defined in the DIP Loan) under the DIP Loan and the DIP Order shall be




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satisfied or fulfilled in Accordance with the provisions of the DIP Loan.

          5. The provisions in sections 19 and 20 of the Plan governing distributions, reserves, and the procedures for resolving and treating Disputed Claims under the Plan be, and they hereby are, approved and found to be fair and reasonable. The amount of Cash reserved on the Effective Date on account of Administrative Expense Claims shall include an amount estimated by the Debtors to be or to become payable on account of professional fees and expenses that (i) are subject to the approval of the Court after the Effective Date, or (ii) were Allowed by order of the Court prior to the Effective Date but remain unpaid as of the Effective Date for any reason.

          6. The record date for purposes of distribution to holders of Allowed Unaffiliated Unsecured Claims be, and hereby is, fixed as October 21, 1996.

          7. The Undisputed Realty Corp. Assets be, and they hereby are, deemed to have a value of $10,550,000, and in accordance with section 8.6 of the Plan, the Disbursing Agent be, and it hereby is, authorized and directed to distribute to each holder of an Allowed General Unsecured Claim against Consolidated Realty Corp. Class A Interests having a value equal to such holder's Ratable Proportion of $10,550,000.

          8. The Convertible Notes will be issued in $1,000 denominations and each holder of an Allowed Unaffiliated Unsecured Claim will receive a Cash payment on account of the amount by which 5.71% of their Allowed Unaffiliated




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Unsecured Claim exceeds the closest $1,000 denomination. Upon the Allowance of any Disputed Claim for which a reserve in the Subclass 7.11.1 Disputed Claims Debt/Equity Escrow has been established, the holder of the then Allowed Unaffiliated Unsecured Claim will receive a Cash payment from Newco LP equal to the amount by which 5.71% of the then Allowed Unaffiliated Unsecured Claim exceeds the closest $1,000 denomination.

          9. At least ten days prior to the Effective Date, the Debtors, the Creditors' Committee and the Co-Proponents shall agree upon the denominations in which units of Class A and Class B Interests are to be distributed pursuant to the Plan and the fractions of such units that may be issued pursuant to the Plan. Each party in interest shall receive from Newco LP a Cash payment equal to the amount by which any fractional units of Class A and Class B Interests which it would otherwise receive under the Plan (based on the amount of its Allowed Claims) exceeds the nearest fractional unit permitted to be issued under the Plan multiplied by the per unit Newco Reorganization Value as established pursuant to paragraph 27 of this Confirmation Order.

          10. In accordance with section 2.1 of the Plan, on the Effective Date, all assets and Liabilities of each of the Consolidated Devco Entities be, and they hereby are, substantively consolidated; each Intercompany Claim held by a




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Consolidated Devco Entity against a Consolidated Devco Entity be, and it hereby is, eliminated in accordance with the Restructuring Transactions or otherwise cancelled; all assets and Liabilities of each of the Consolidated Devco Entities (other than Devco) be, and they hereby are, treated as though they were merged with the assets and Liabilities of Devco; each guarantee by a Consolidated Devco Entity of an obligation of a Consolidated Devco Entity be, and it hereby is, eliminated so that any Claim against a Consolidated Devco Entity and any guarantee thereof by a Consolidated Devco Entity and any joint or several liability of two or more of the Consolidated Devco Entities, be, and it hereby is, deemed to be one obligation of Devco; and each Claim filed or to be filed in the Reorganization Cases of the Consolidated Devco Entities be, and it hereby is, deemed filed against Devco and deemed one Claim against and obligation of Devco.

          11. In accordance with section 2.2 of the Plan, on the Effective Date, all assets and Liabilities of Realty Corp., OYREUSA and Baden be, and they hereby are, substantively consolidated; each Intercompany Claim held by Realty Corp., OYREUSA or Baden against Realty Corp., OYREUSA or Baden be, and it hereby is, eliminated in accordance with the Restructuring Transactions or otherwise cancelled; all assets and Liabilities of OYREUSA and Baden be, and they hereby are, treated as though they were merged with the assets and Liabilities of Realty Corp.; each guarantee by Realty Corp., OYREUSA, or Baden of an




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obligation of Realty Corp., OYREUSA or Baden be, and it hereby is, eliminated so that any Claim against Realty Corp., OYREUSA or Baden and any guarantee thereof by Realty Corp., OYREUSA or Baden and any joint or several liability of two or more of Realty Corp., OYREUSA or Baden be, and it hereby is, deemed to be one obligation of Realty Corp; and each Claim filed or to be filed in the Reorganization Cases of Realty Corp., OYREUSA or Baden be, and it hereby is, deemed filed against Realty Corp. and deemed one Claim against and obligation of Realty Corp.

          12. In accordance with section 2.3 of the Plan, on the Effective Date, all assets and Liabilities of Liberty Plaza Co., OLP Co. and Trinity Place Co. be, and they hereby are, substantively consolidated; each Intercompany Claim by Liberty Plaza Co., OLP Co. or Trinity Place Co. against Liberty Plaza Co., OLP Co. or Trinity Place Co. be, and it hereby is, eliminated in accordance with the Restructuring Transactions or otherwise cancelled; all assets and Liabilities of OLP Co. and Trinity Place Co. be, and they hereby are, treated as though they were merged with the assets and Liabilities of Liberty Plaza Co.; each guarantee by Liberty Plaza Co., OLP Co. and Trinity Place Co. of an obligation of Liberty Plaza Co., OLP Co. or Trinity Place Co. be, and it hereby is, eliminated so that any Claim against any of Liberty Plaza Co., OLP Co. or Trinity Place Co. and any guarantee thereof by Liberty Plaza Co., OLP Co. and Trinity Place Co. and any joint or several liability of two or




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more of Liberty Plaza Co., OLP Co. or Trinity Place Co. be, and it hereby is, deemed to be one obligation of Liberty Plaza Co.; and each Claim filed or to be filed in the Reorganization Cases of Liberty Plaza Co., OLP Co. and Trinity Place Co. be, and it hereby is, deemed filed against Liberty Plaza Co. and deemed one Claim against and obligation of Liberty Plaza Co.

          13. In accordance with section 2.4 of the Plan, on the Effective Date, all assets and Liabilities of 245 Park Co., 245 Holding LP and 245 Corp. be, and they hereby are, substantively consolidated; each Intercompany Claim held by 245 Park Co., 245 Holding LP or 245 Corp. against 245 Park Co., 245 Holding LP or 245 Corp. be, and it hereby is, eliminated in accordance with the Restructuring Transactions or otherwise cancelled; all assets and Liabilities of 245 Holding LP and 245 Corp. be, and it hereby is, treated as though they were merged with the assets and Liabilities of 245 Park Co.; each guarantee by 245 Park Co., 245 Holding LP or 245 Corp. of an obligation of 245 Park Co., 245 Holding LP or 245 Corp. be, and it hereby is, eliminated so that any Claim against 245 Park Co., 245 Holding LP or 245 Corp. and any guarantee thereof by 245 Park Co., 245 Holding LP or 245 Corp. and any joint or several liability of two or more of 245 Park Co., 245 Holding LP or 245 Corp. be, and it hereby is, deemed to be one obligation of 245 Park Co.; and each and every Claim filed or to be filed in the Reorganization Cases of 245 Park Co., 245 Holding LP or 245 Corp. be, and it hereby is,




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deemed filed against 245 Park Co. and deemed one Claim against and obligation of
245 Park Co.

          14. In accordance with section 1141 of the Bankruptcy Code, the provisions of the Plan be, and they hereby are, binding upon the Debtors, the Debtors in Possession, the O&Y Affiliates, the Co-Proponents, any other Entity giving, acquiring or receiving property under the Plan, any lessor or lessee of property to or from the Debtors and any holder of a Claim against or Equity Interest in the Debtors, whether or not the Claim or Equity Interest of such creditor or Equity Interest holder is impaired under the Plan and whether or not such creditor or Equity Interest holder has filed, or is deemed to have filed, a proof of Claim or proof of Equity Interest or has accepted the Plan.

          15. Subject to the terms of paragraphs 45, 69 and 70 hereof, nothing in this Confirmation Order shall in any way affect the provisions of section 22.1.2(x) of the Plan which provide that, if the Plan is not consummated, this Confirmation Order and all Findings of Fact and Conclusions of Law relating thereto shall be null and void and the Debtors, the Co-Proponents, the Creditors' Committee and other holders of Claims and Equity Interests, in relation to one another, shall stand in the same position as if the Plan had never been filed and this Confirmation Order had never been entered, except that paragraphs 46, 47, 48 and 49 hereof, shall specifically remain in full force




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and effect and be binding upon all Entities affected thereby even if the
Plan is not consummated for whatever reason.

          16. On the Effective Date, in accordance with section 1141 of the Bankruptcy Code and section 23.2 of the Plan, Newco LP or its designee be, and it hereby is, revested with the assets, if any, of the Debtors not distributed or otherwise transferred under the Plan free and clear of all Liens, Claims and encumbrances, except to the extent provided herein, in the Plan, the Tower B Co. Plan or the 970 Plan.

          17. In exchange for the consideration provided for under the Plan, and in accordance with section 1141 of the Bankruptcy Code, the Debtors be, and they hereby are, discharged and released of and from any and all Claims against the Debtors or any of their respective estates that arose before the Effective Date, including, without limitation, any interest accrued or expenses incurred thereon from and after each Debtor's respective Petition Date or any Claim of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such Clam is filed or deemed filed under section 501 of the Bankruptcy Code, (b) such Claim is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such Claim has accepted the Plan; provided, however, that with respect to any debt to the United States Government arising under the IRC, the environmental laws or any




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criminal laws of the United States, the reference in section 23.3 of the Plan to Effective Date shall mean the Confirmation Date.

          18. Subject to the last sentence of this paragraph, the Release Provisions described in sections 24.1, 24.2 and 24.3 of the Plan be, and they hereby are, approved in all respects. Subject to the last sentence of this paragraph, the Monitoring Committee, the current and former members of the Monitoring Committee as such, and the Bankruptcy Inspectors in the OYDL Canadian insolvency and bankruptcy proceedings as such, and any Affiliates, agents, attorneys, accountants, financial advisors, investment bankers, appraisers, advisors and engineers of or for the Monitoring Committee, the current or former members thereof or such Bankruptcy Inspectors, in each case in their capacities as such, shall on the Effective Date have the benefit of releases identical to those provided to Plan Releasees under the Plan, but limited to Liabilities arising before the date of this Confirmation Order. Nothing in this Confirmation Order or the Plan shall effect a release in favor of any Plan Releasee or O&Y Releasee with respect to any debt owed to the United States Government for any liability arising under the IRC, the environmental laws or any criminal laws of the United States; provided, however, that this sentence shall in no way affect or limit the discharge granted to the O&Y Releasees who are debtors under chapter 11 of the Bankruptcy Code.





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          19. This Confirmation Order be, and it hereby is, deemed to be the
Injunction provided in section 24.4 of the Plan; provided, however, that nothing in this Confirmation Order or the Plan shall enjoin or restrain the United States Government from any act to enforce the IRC, the environmental laws or any criminal laws of the United States; provided, further, however, that this paragraph shall in no way affect or limit the discharge granted to the O&Y Releasees who are debtors under chapter 11 of the Bankruptcy Code.

          20. The waiver of claims described in section 24.5 of the Plan be, and it hereby is, approved in all respects.

          21. On the Effective Date, Newco LP and Managing GP each be, and hereby are, authorized and directed (i) to assume all the several indemnification agreements entered into pursuant to Section 3.b of the Protocol between, on the one hand, the Canadian Debtors, Devco GP, Equity GP and OYREUSA and, on the other hand, the officers listed on Schedule 2 to the Protocol and the original nine members of the Independent Board, and to provide the indemnity required by and otherwise perform such indemnification agreements, and (ii) to assume such other indemnification agreements between any of the Debtors and any of the current or former officers of Devco GP as the Debtors and the Co-Proponents shall designate in writing before the Effective Date and to provide the indemnity required by and otherwise perform such indemnification agreements.






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          22. Nothing contained in this Confirmation Order shall supersede, invalidate or limit in any respect the authorization, approval or requirements of the Order Pursuant to Sections 105(a), 363(b), 503(b) and 1107(a) of the Bankruptcy Code Approving and Directing Implementation of the Corporate Governance Protocol Proposed By the Examiner dated July 15, 1993 entered by this Court in the Reorganization Cases of the Canadian Debtors or of the related provisions of Sections 3.b through 3.h of the Protocol, and the immunities, covenants not to sue and indemnifications provided pursuant thereto be, and hereby are, deemed to remain in full force and effect in accordance with their terms.

          23. Except with respect to the provisions of Sections 3.b through 3.h of the Protocol and the immunities, covenants not to sue and indemnifications provided pursuant thereto, which shall remain in full force and effect in accordance with their terms, the Protocol be, and hereby is, deemed terminated and shall have no effect with respect to the corporate governance of the Canadian Debtors, Devco GP, Equity GP and OYREUSA (or their successors) upon the Effective Date.

          24. Devco GP be, and it hereby is, appointed as Disbursing Agent under the Plan for the period commencing on the Confirmation Date and ending immediately prior to the Effective Date, and Newco LP be, and it hereby is, appointed as Disbursing Agent under the Plan for the period from and after the Effective




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Date, and the Disbursing Agent be, and it hereby is, authorized and directed to take any and all actions contemplated to be taken by it under the Plan, including the prosecution and settlement of all Disputed Claims under the Plan. The Disbursing Agent be, and hereby is, authorized to require as a condition to the delivery of Class A or Class B Interests to any party otherwise entitled to receive such interests in accordance with the Plan, an instrument, in form and substance, reasonably satisfactory to the Disbursing Agent that such party has executed the Newco LP Partnership Agreement or otherwise authorized in writing the execution of same on its behalf. The Disbursing Agent (i) shall hold all such Class A and Class B Interests in escrow on behalf of the parties otherwise entitled to distribution of such Interests; (ii) shall similarly hold any distributions in respect of such Interests; and (iii) shall abstain from exercising any other rights in connection therewith.

          25. In accordance with section 1142 of the Bankruptcy Code, the Debtors, the Debtors in Possession, the O&Y Affiliates, the Co-Proponents and any other Entity designated pursuant to the Plan be, and they hereby are, authorized, empowered and directed to execute, deliver, file and record any document, and to take any action necessary or appropriate to implement, consummate and otherwise effect the Plan in accordance with its terms in all material respects, and all such Entities shall be bound by the terms and provisions of all documents executed and delivered by




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them necessary or appropriate to effectuate the transactions contemplated by the
Plan.

          26. All Entities holding Claims against or Equity Interests in the Debtors that are treated under the Plan be, and they hereby are, directed to execute, deliver, file or record any document, and to take any action necessary to implement, consummate and otherwise effect the Plan in accordance with its terms, and all such Entities shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan.

          27. For all purposes with respect to distributions to creditors in Class 7.11, the Newco Reorganization Value be, and hereby is, $545,000,000, subject only to change as necessary to account for variances in the amount of the Convertible Note on the Effective Date from that amount assumed in the Ahern Affidavit ($27,701,043) and any material amendments to the Plan made after the Confirmation Date. At least five days prior to the Effective Date, notification will be provided to the Creditors' Committee as to the amount of the Convertible Note to be issued in accordance with section 7.11 of the Plan and any amendments to the Plan that will result in a change in the Newco Reorganization Value. The Bankruptcy Court will have exclusive jurisdiction to resolve any disputes regarding the Newco Reorganization Value.





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          28. Upon the Effective Date, in accordance with section 7.3 of the
Plan, the CIBC/OLP Claims be, and they hereby are, allowed in the amount of $75,658,000 plus interest accruing from and after June 30, 1996 through the Effective Date and any unpaid attorneys' fees and expenses incurred through the Effective Date that are payable under the agreements evidencing the CIBC/OLP Claims.

          29. The Intercompany Settlement be, and it hereby is, approved pursuant to Bankruptcy Rule 9019 as a fair, prudent and reasonable compromise of the controversies and Claims resolved by such settlement that is binding upon all Entities affected thereby.

          30. The BPHI Settlement be, and it hereby is, approved pursuant to Bankruptcy Rule 9019 as a fair, prudent and reasonable compromise of the controversies and Claims resolved by such settlement that is binding upon all Entities affected thereby.

          31. Upon the Effective Date, in accordance with the BPHI Settlement, BPHI be, and it hereby is, deemed to have an Allowed General Unsecured Claim against Devco in the amount of $22,250,000.

          32. The Merrill Lynch Settlement be, and it hereby is, approved pursuant to Bankruptcy Rule 9019 as a fair, prudent and reasonable compromise of the controversies and Claims resolved by



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such settlement that is binding upon all Entities affected thereby.

          33. Upon the Effective Date, in accordance with the Merrill Lynch Settlement, the Merrill Lynch/Tower B Leaseco Secured Claim be, and it hereby is, deemed to be an Allowed Claim in the amount of $502,000 and Merrill Lynch be, and it hereby is, deemed to have an Allowed General Unsecured Claim against Tower B Leaseco of $93,000,000 and, to the extent such Allowed General Unsecured Claim against Tower B Leaseco shall not receive payment in full in accordance with section 16.4 of the Plan, Merrill Lynch be, and it hereby is, deemed to have an Allowed Unaffiliated Unsecured Claim against Devco.

          34. The TIAA Settlement be, and it hereby is, approved pursuant to Bankruptcy Rule 9019 as a fair, prudent and reasonable compromise of the controversies and Claims resolved by such settlement that is binding upon all Entities affected thereby.

          35. Upon the Effective Date, in accordance with the TIAA Settlement, TIAA be, and it hereby is, deemed to have an Allowed Unaffiliated Unsecured Claim against Devco of $75,000,000.

          36. The Toronto Dominion Settlement be, and it hereby is, approved pursuant to Bankruptcy Rule 9019 as a fair, prudent and reasonable compromise of the controversies and Claims


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resolved by such settlement that is binding upon all Entities affected thereby.

          37. The Reichmann Settlement be, and it hereby is, approved pursuant to Bankruptcy Rule 9019 as a fair, prudent and reasonable compromise of the controversies and Claims resolved by such settlement that is binding upon all Entities affected thereby.

          38. The Amex Settlement be, and it hereby is, approved pursuant to Bankruptcy Rule 9019 as a fair, prudent and reasonable compromise of the controversies and Claims resolved by such settlement that is binding upon all Entities affected thereby.

          39. Upon the Effective Date, in accordance with the Amex Settlement, Amex be, and it hereby is, deemed to have an Allowed Unaffiliated Unsecured Claim against Devco in the amount of $320,000 in complete settlement of all Claims relating to the World Financial Center and Amex be, and it hereby is, deemed to have an Allowed Unaffiliated Unsecured Claim against Devco in the amount of $4,000,000, representing the maximum damages that Amex would be allowed under the Bankruptcy Code for unpaid rent and for damages if the Amex/Retailco Lease had been rejected.

          40. The Bank of Nova Scotia Settlement be, and it hereby is, approved pursuant to Bankruptcy Rule 9019 as a fair, prudent and reasonable compromise of the controversies and Claims



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resolved by such settlement that is binding upon all Entities affected thereby.

          41. The Dragon Settlement be, and it hereby is, approved pursuant to Bankruptcy Rule 9019 as a fair, prudent and reasonable compromise of the controversies and Claims resolved by such settlement that is binding upon all Entities affected thereby.

          42. Upon the Effective Date, in accordance with the Dragon Settlement, Dragon be, and it hereby is, deemed to have an Allowed Co-Proponent Unsecured Claim in the amount of $60,000,000.

          43. The Oppenheimer Agreement be, and it hereby is, approved pursuant to Bankruptcy Rule 9019 as a fair, prudent and reasonable compromise of the controversies and Claims resolved bysuch settlement that is binding upon all Entities affected thereby.

          44. Upon the Effective Date, in accordance with the Oppenheimer Agreement, Oppenheimer be, and it hereby is, deemed to have an Allowed Unaffiliated Unsecured Claim against Devco arising out of the partnership agreement for Tower A Co. in an agreed amount equal to $60,000,000.

          45. The order dated September 12, 1996 approving the OYDL Settlement be, and hereby is, incorporated herein by reference as if set forth in full and at length. The automatic stay of section 362(a) of the Bankruptcy Code be, and hereby is,




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                                      -20-


modified to permit the litigation commenced by or on behalf of OYDL against SF Holdings and Realty Corp. as Court File No. 93-CQ-38609 (the "SF Litigation") to proceed in the Ontario Court of Justice to determine liability, if any, of SF Holdings and/or Realty Corp. to OYDL. The Debtors and Citibank hereby withdraw their contention that the SF Holdings Litigation was void ab initio. The terms and provisions of this Confirmation Order shall be construed consistent with the orders dated September 12, 1996 entered by this Court and the Ontario Court of Justice approving the OYDL Settlement. Notwithstanding section 22.1.2(x) of the Plan, the terms of this paragraph 45 shall specifically remain in full force and effect and be binding upon all Entities affected thereby even if the Plan is not consummated for whatever reason.

          46. All objections to the January 12th Settlement that have not been previously withdrawn be, and hereby are, overruled in their entirety, and all withdrawn objections be, and they hereby are, deemed withdrawn with prejudice.

          47. The January 12th Settlement Agreement be, and it hereby is, approved pursuant to Bankruptcy Rule 9019 as a fair, prudent and reasonable compromise of the controversies and Claims resolved by such settlement that is binding upon the parties thereto in accordance with the terms thereof and all Entities affected thereby.





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          48. On and after the Closing Date of the January 12th Settlement
Agreement (as defined therein):

          a. The Debtors, the Debtors in Possession, and the O&Y Affiliates be, and they hereby are, authorized and directed to transfer their assets, properties and interests in property in accordance with the January 12th Settlement Agreement and to enter into documents and instruments necessary to effectuate the transactions contemplated by the January 12th
Settlement Agreement.

          b. In accordance with the terms and conditions of the January 12th Settlement Agreement, the Claims under and Collateral and other rights in respect of the Club Loan to be transferred to Carena, CIBC, Citibank and Dragon (collectively, the "Club Loan Transferees"), including but not limited to the Claims in respect of the Club Loan in the aggregate amount of $166,508,335.43 (as of October 11, 1995, plus any allowable interest, fees, costs and charges from and after October 11, 1995), and all Liens and security interests securing such Claims and all documents evidencing such Claims, Liens and security interests, be, and they hereby are, valid, non-avoidable, enforceable and have such priority in accordance with their terms against (a) those Debtors which are obligated in respect of the Club Loan and (b) all assets of the Debtors which are pledged as Collateral for the Club Loan.





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          c. In accordance with the terms and conditions of the January 12th
Settlement Agreement, any and all Claims, Causes of Action or defenses arising from conduct through the date of entry of this Confirmation Order held by the Debtors and their respective estates and all persons or Entities claiming by, through or under them against any of the Club Loan Transferees or otherwise in respect of the Club Loan Claims and Collateral or the Transferred Unsecured Claims (as hereinafter defined), whether such Claims and Causes of Action arise pursuant to any provision of the Bankruptcy Code or applicable non-bankruptcy law (whether arising at law or in equity) be, and they hereby are, released.

          d. In accordance with the terms and conditions of the January 12th Settlement Agreement, any and all Claims, Causes of Action or defenses arising from conduct between August 24, 1993 through the date of entry of this Confirmation Order held by the Debtors and their respective estates and all Entities claiming by, through or under them against Apollo, NYPROP, L.L.C., Tishman Speyer Crown Equities, Tishman Speyer Associates, L.P., Tishman Speyer Properties, L.P., Tishman Speyer Properties, Inc., TSE Limited Partnership, NYPROP Associates Limited Partnership, Tishman Speyer Holdings, Inc. and each of the nine above-referenced Entities' respective general partners or managing members (as the case may be), directors and officers and managers, based upon or arising out of their acts or status as



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                                      -23-


parties in interest in the Reorganization Cases of the Debtors or as participants in the restructuring of the O&Y Affiliates (other than Claims or Causes of Action for fulfillment of obligations under the January 12th Settlement Agreement), whether such Claims and Causes of Action arise pursuant to any provision of the Bankruptcy Code or applicable non-bankruptcy law (whether arising at law or in equity) be, and they hereby are, released.

          e. In accordance with the terms and conditions of the January 12th Settlement Agreement, no act or omission prior to the date of entry of this Confirmation Order by any party to the January 12th Settlement Agreement or by any holder of an interest or participation in the Club Loan or the performance of any party under the January 12th Settlement Agreement shall, directly or indirectly, preclude or otherwise affect the right of any of the Club Loan Transferees to receive and retain distributions on account of the Club Loan (as transferred pursuant to the January 12th Settlement Agreement) under the Plan or any other plan of reorganization for all or certain of the Debtors confirmed by the Bankruptcy Court.

          f. In accordance with the terms and conditions of the January 12th Settlement Agreement, immediately upon the transfer of the Club Loan from the Club Loan Transferors to the Club Loan Transferees, the Club Loan Claims be, and they hereby are, allowed pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3002 in the amount of $166,508,335.43, plus any allowable interest, fees, costs and charges from and after October 11, 1995 through the Effective Date to the extent payable and allowable under the agreements evidencing the Club Loan and under applicable law; the Club Loan Transferees be, and they hereby are, entitled to receive and retain the distributions on account of the Club Loan Claims set forth in the Plan.

          g. In accordance with the terms and conditions of the January 12th Settlement Agreement, immediately upon the transfer by Apollo to the Club Loan Transferees of Apollo's Unsecured Claims against certain of the Debtors and certain Affiliates of the Debtors as described and listed on Schedule A to the January 12th Settlement Agreement (collectively, including the General Unsecured Claim described in the next decretal paragraph, the "Transferred Unsecured Claims"), the Transferred Unsecured Claims be, and they hereby are, allowed as Co-Proponent Unsecured Claims pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3002 as follows, with such allowance in each case being as of October 11, 1995:

                           Salomon Brothers Swap Claim: $41,634,840 against Consolidated Devco;

                           FNBC Group Claim:  $18,120,919 against
                           Consolidated Devco;

                           Bank of Montreal Swap Claim: $12,289,650 against Consolidated Devco.

          h. In accordance with the terms and conditions of the January 12th Settlement Agreement and the Restructuring

Transactions, Apollo's Deficiency Claims against West 31st Street Associates and Devco shall be, and hereby are, fixed at $18,275,583 as of October 11, 1995 (provided that such amount is subject to adjustment in accordance with the terms of the January 12th Settlement Agreement), with such Deficiency Claims to be transferred by Apollo to the Club Loan Transferees effective as of the date of transfer of the Club Loan, and pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3002, the Club Loan Transferees, be, and they hereby are, deemed to hold Allowed Unsecured Claims against West 31st Street Associates and Allowed Co-Proponent Unsecured Claims against Consolidated Devco in the amount of $18,275,583 as of October 11, 1995 (provided that such amount is subject to adjustment in accordance with the terms of the January 12th Settlement Agreement).

          i. In accordance with the terms and conditions of the January 12th Settlement Agreement, the Club Loan Transferees and the Club Loan Transferors be, and they hereby are, deemed to be in compliance with the provisions of Bankruptcy Rule 3001(e) with respect to the transfer of the Club Loan Claims and the Transferred Unsecured Claims.

          j. In accordance with the terms and conditions of the January 12th Settlement Agreement (including sections 3(i)(e) and 3(ii) thereof) and the Restructuring Transactions, the Debtors be, and they hereby are, authorized and directed as general partners of West 31st Street Associates to cause West

31st Street Associates to transfer and convey to Apollo (or its designee which shall be an Affiliate of Apollo), promptly upon request by Apollo, all of their respective rights, titles and interests in the property and related assets known as West 31st Street and, if requested by Apollo, to effect such conveyance and transfer, including as set forth in sections 3(i)(e) and 3(ii) of the January 12th Settlement Agreement, and to minimize Claims arising from ownership and operation of West 31st Street.

          k. In accordance with the terms and conditions of the January 12th Settlement Agreement, no act or omission prior to the date of entry of this Order by any party to the January 12th Settlement Agreement or by any holder of an interest or participation in the Club Loan or the performance of any party under the January 12th Settlement Agreement shall, directly or indirectly, preclude or otherwise affect the right of Apollo or any holder of an interest or participation in the Club Loan to receive and retain distributions on account of the Co-Sponsor 970 Notes (as defined in the January 12th Settlement Agreement) under the 970 Plan or any other plan of reorganization for all or certain of the Debtors confirmed by the Bankruptcy Court.

          l. In accordance with the terms and conditions of the January 12th Settlement Agreement, the Co-Sponsor 970 Notes be, and they hereby are, enforceable in their full face amounts against the 970 Issuers (as defined in the January 12th Settlement Agreement) and their properties.

          m. In accordance with the terms and conditions of the January 12th Settlement Agreement, Equityco, as a member of each of the 970 Debtors, is authorized and directed to cause, and to cause O&Y NY Building Corp., the managing member of each of the 970 Issuers, to cause each of the 970 Issuers to consent to the allowance of the Co-Sponsor 970 Notes in the full face amount of such notes.

          n. In accordance with the terms and conditions of the January 12th Settlement Agreement, the Debtors and their respective estates be, and they hereby are, authorized to release, and are directed to cause the 970 Issuers to release, any and all Claims and Causes of Action against the Club Loan Transferors and their participants in respect of the Co-Sponsor 970 Notes, whether such Claims and Causes of Action arise pursuant to any provision of the Bankruptcy Code or applicable non-bankruptcy law (whether arising at law or in equity).

          49. Upon the earlier to occur of the Effective Date of the 970 Plan or the Closing Date of the January 12th Settlement Agreement (as defined therein):

          a. The Debtors and the O&Y Affiliates be, and they hereby are, authorized and directed to transfer the Tenant Notes including, as set forth in the January 12th Settlement Agreement, interest collected thereon after January 1, 1996;

          b. Equityco be, and it hereby is, authorized and directed to assign to the 970 REIT or its designee all of its right, title and interest in and to the 2 Broadway Utility Tax Reserve;

          c. Equityco and Devco be, and they hereby are, authorized and directed to forgive all Waived Payments;

          d. 2 Broadway Associates and 2 Broadway Land Company be, and they hereby are, authorized and directed to assign all of their interests, if any, in the Remaining 2 Broadway Assets to the 970 REIT or its designee;

          e. The O&Y Lease Agreement be, and it hereby is, approved in all respects;

          f. O&Y MFC be, and it hereby is, authorized and directed to assign the JMB Notes to the 970 REIT or its designee; and the terms of this Decretal Paragraph 49 shall remain in full force and effect even if the Plan or the 970 Plan is not consummated for any reason.

          50. Pursuant to section 1123(b)(2) of the Bankruptcy Code and section
21.1 of the Plan, as of the Effective Date, all executory contracts and unexpired leases to which the Debtors are party be, and they hereby are, rejected, except for those executory contracts or unexpired leases that (a) have been assumed pursuant to Final Order of this Court prior to the Confirmation Date, (b) are listed on Schedule 21.1 to the Plan, as such schedule has been amended from time to time, (c) are the subject of a separate motion filed under section 365 of the Bankruptcy Code by any of the Debtors and pending on the

Confirmation Date, or (d) have Merrill Lynch as a party and appear on the Surviving Documents Agreement, which agreement will be executed on the Effective Date and a form of which is annexed hereto as Exhibit "A".

          51. On the Effective Date, pursuant to sections 365(a) and 365(f)(1) of the Bankruptcy Code, all executory contracts and unexpired leases of the Debtors identified to be assumed and assigned in accordance with section 21 of the Plan be, and they hereby are, deemed assumed by the Debtors, notwithstanding any provision in such contracts or leases prohibiting assignment or transfer.

          52. Pursuant to the Stipulation and Order Withdrawing the Claims of the Pension Benefit Guaranty Corporation dated September 12, 1996, the O&Y (U.S.) Development Company, L.P. Retirement Plan for Salaried Employees (the "Pension Plan") be, and hereby is, assumed by Newco LP. Upon confirmation of the Plan, Newco LP be, and it hereby is, deemed the contributing sponsor of the Pension Plan, is responsible for all minimum funding obligations due the Pension Plan pursuant to section 302 of ERISA, 29 U.S.C. ss. 1082, and section 412 of IRC, 26 U.S.C. ss. 412, will be responsible, upon termination of the Pension Plan, for all unfunded benefit liabilities of the Pension Plan pursuant to section 4062(b) of ERISA, 29 U.S.C. ss. 1362(b), and will administer the Pension Plan in accordance with ERISA, 29 U.S.C. ss.ss. 1001 et seq.

          53. If the rejection of an executory contract or unexpired lease by the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of Claim, be, and it hereby is, forever barred and shall not be enforceable against the Debtors, or their properties or their interests in property or agents, successors or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before thirty (30) days after the earlier to occur of (a) the Confirmation Date and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease (the "Executory Contract Rejection Deadline").

          54. The Debtors be, and they hereby are, directed to serve by first-class mail within five (5) days of the Confirmation Date a notice of rejection of executory contracts or unexpired leases (the "Rejection Notice"), a copy of which is annexed hereto as Exhibit "B", to all parties to executory contracts or unexpired leases being rejected pursuant to the Plan.

          55. The Rejection Notice be, and it hereby is, approved in all respects and shall be deemed good, sufficient and adequate notice to all parties to executory contracts or unexpired leases being rejected pursuant to the Plan of the Executory Contract Rejection Deadline if such notice is mailed in accordance with the terms of the immediately preceding decretal paragraph.

          56. In accordance with section 506(d) of the Bankruptcy Code, the Equity Interest of Devco GP in Tower B Co. be, and hereby is, deemed to be exhausted by the distributions required to be made on account of the Allowed Club Loan Claims with the effect that (i) no distributions shall be made to Svenska Handelsbanken or any other holder of a pledge of the Equity Interest of Devco GP in Tower B Co. that is subordinate to the pledge of Equity Interests in Tower B Co. in favor of the holders of the Club Loan, and (ii) each of the Liens relating to such pledges be, and hereby are, deemed extinguished. Pursuant to the consent of Sanwa to the Plan Modifications, the pledge of O&Y 25 Realty Company's interest in 53 State Limited to Sanwa to secure the Sanwa/OLP Mortgage Loan be, and it hereby is, released and any Lien relating to such pledge be, and hereby is, deemed extinguished.

          57. The Plan Modifications be, and hereby are, deemed to be either technical changes or clarifications that do not adversely change the treatment of the Claim of any creditor or any Equity Interest holder of the Debtors or have been consented to by the Entities affected thereby, and the Debtors and the Co-Proponents be, and hereby are, authorized to execute and file with the Court an amended Plan which shall reflect the Plan Modifications.

          58. The Debtors and the Co-Proponents be, and they hereby are, subject to further order of this Court, authorized to amend or modify the Plan at any time prior to the Effective Date, but only in accordance with section 25.2 of the Plan and section 1127 of the Bankruptcy Code.

          59. In the event of any inconsistency between the Plan and any agreement, instrument or document intended to implement the Plan and this Confirmation Order, the provisions of this Confirmation Order shall govern and shall supersede any orders of this Court issued prior to the Effective Date that may be inconsistent herewith.

          60. The Debtors and the Co-Proponents and any counterparty (a "Counterparty") to any agreement or other document annexed to the Plan as an exhibit (the "Plan Exhibits") be, and hereby are, authorized to modify such Plan Exhibits consistent with the terms of the Plan without further order of this Court or further notice to any Entities. For purposes of Exhibit B to the Plan, a Counterparty shall refer to the Creditors' Committee and TIAA. For purposes of Exhibit H to the Plan, a Counterparty shall refer to the Creditors' Committee and JMB.

          61. Until the Effective Date, this Court shall retain exclusive jurisdiction over the Debtors, their properties and operations. On and after the Effective Date, this Court retains exclusive jurisdiction for all purposes relating to the releases and injunctions issued under the Plan with the effect that any party challenging any of the releases or injunctions issued under the Plan shall be required to raise such challenge in this Court.

In addition, on and after the Effective Date, in accordance with section 25.1 of the Plan and sections 105(a) and 1142 of the Bankruptcy Code, the Debtors, their properties and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except that this Court retains jurisdiction over, and if this Court exercises its retained jurisdiction, shall have exclusive jurisdiction over, all matters arising out of or related to the Reorganization Cases and the Plan or otherwise enumerated in section 25.1 of the Plan.

          62. In accordance with section 1145 of the Bankruptcy Code, the offer or issuance, sale, exchange or other transfer of any security in accordance with the Plan or this Confirmation Order ("Plan Securities"), including, without limitation, the Class A Interests (including Class A Interests issued under the Plan in connection with a conversion of Convertible Note Interests into Class A Interests or a conversion of Class B Interests into Class A Interests), the Class B Interests, Convertible Note Interests and the Liquidating Corp. Shares, be, and they hereby are, exempt from the provisions of section 5 of the Securities Act of 1933, as amended (15 U.S.C. ss. 77(e), as amended), and any state or local law requiring registration for the offer or sale of a security or registration or licensing of the issuer, or an Affiliate thereof as an underwriter, broker or dealer in securities. The solicitation of acceptances or rejections of the Plan and any other communication in connection with the offer, issuance, sale, exchange or other transfer of any Plan Securities does not, and shall not be deemed to constitute an offer or solicitation with respect to any securities to be offered or issued pursuant to the ML Lease Securitization (as defined in the Tower B Co.
Plan) or the refinancing of Tower D as contemplated by section 18.9 of the Plan.

          63. In accordance with section 1146(c) of the Bankruptcy Code, the offer or issuance, sale, exchange or other transfer of any security in accordance with the Plan or this Confirmation Order (including, without limitation, the Class A Interests (including Class A Interests issued under the Plan in connection with a conversion of Convertible Note Interests into Class A Interests or a conversion of Class B Interests into Class A Interests), the Class B Interests, Convertible Note Interests and the Liquidating Corp. Shares or any existing Equity Interest in an Entity dealt with under the Plan) shall not be taxed under any federal, state or local law imposing a recording tax, stamp tax, transfer tax or any similar tax.

          64. In accordance with section 1146(c) of the Bankruptcy Code, the making, delivery, filing or recording of various instruments and documents as specified in the Plan and the exhibits thereto either (i) by or to a Chapter 11 Debtor,

(ii) in the case of mortgages to be granted as of the Effective Date with respect to the Core Properties, by a Chapter 11 Debtor or New Tower A LP, New 245 Park LP and New Liberty Plaza under the Plan, or (iii) in connection with the Tower D Financing be, and they hereby are, exempt from taxation under any law imposing a recording tax, stamp tax, transfer tax or any similar tax, including the New York State Real Estate Transfer Tax and the New York City Real Property Transfer Tax applicable to deeds, assignments of leases and interests in real property and the New York City and New York State Mortgage Recording Taxes applicable to mortgages. The appropriate state or local governmental officials or agents be, and hereby are, directed to forego the collection of any such tax or governmental assessment with respect to, and to accept for filing and recordation without the payment of any such tax or government assessment, any such valid instrument or other document. The Debtors, the Debtors in Possession, and the O&Y Affiliates, any successor-in-interest thereto, the Co-Proponents or any agent or representative of any of the foregoing Entities be, and they hereby are, authorized to serve upon all filing and recording officers and all taxing jurisdictions, a notice, substantially in the form annexed hereto as Exhibit "C", in connection with the making, delivery, filing or recording of any instruments or documents in accordance with the Plan, or the filing of any tax returns relating thereto, to evidence and implement this paragraph of the Confirmation Order. All filing and recording officers are hereby directed to accept for filing or recording (i) all instruments made or delivered by or to a Chapter 11 Debtor, and (ii) all mortgages and related financing documents given in connection with the Tower D Financing, which are in each case to be filed and recorded in accordance with the Plan and the exhibits thereto without the payment of any such taxes, and without the presentation of any affidavits (including, without limitation, any affidavit under section 255 of the Tax Law of the State of New York), instruments or returns otherwise required for recording, other than this Confirmation Order. The exemption provided by section 1146(c) of the Bankruptcy Code with respect to the Chapter 11 Debtors shall not extend to transfers from Liquidating Corp. that would otherwise be taxable. This Court retains jurisdiction to enforce the foregoing directions, by contempt or otherwise.

          65. Any cash collateral stipulation approved by this Court due to expire prior to the earlier of the Effective Date or December 31, 1996 be, and it hereby is, deemed extended to the earlier of the Effective Date and December 31, 1996, and any rights of the Creditors' Committee reserved under such cash collateral stipulation that has not expired as of the date hereof be, and it hereby is, extended to the earlier of the Effective Date and December 31, 1996.

          66. The cash collateral stipulations with Sanwa relating to Tower A of the World Financial Center and One Liberty

Plaza, be, and they hereby are, deemed extended (in accordance with updated budgets to be agreed upon by the Debtors and Sanwa) to the Effective Date.

          67. Each of the pending motions of the Debtors under section 6(b) of the Protocol be, and hereby are, approved.

          68. All pending objections to the Claims and/or Equity Interests of the Co-Proponents be, and hereby are, deemed withdrawn with prejudice or overruled in their entirety.

          69. Upon entry of this Confirmation Order, Sanwa Financial Products (an Affiliate of Sanwa) is hereby authorized to enter into one or more swap agreements with one or more swap counterparties (collectively, the "OLP Swap Agreement") in order to fix Sanwa's cost of funds as contemplated by section
12.2 of the Plan with respect to certain portions of the Sanwa/OLP Restructured Mortgage Loan in such amounts and for such periods as Sanwa and Consolidated OLP shall agree. The OLP Swap Agreement, as so entered into, shall be deemed to have been entered into in good faith. If the Effective Date shall fail to occur in accordance with the Plan, any breakage damages incurred by Sanwa in connection with the OLP Swap Agreement, including, without limitation, all costs, fees, attorneys' fees and the like (the "OLP Swap Breakage Claim") shall be, and hereby are, secured by all of the Prepetition Collateral and Postpetition Collateral (as those terms are defined in the court-approved cash collateral stipulations with respect to the Consolidated OLP Entities).

Sanwa is hereby granted security interests in all the Prepetition Collateral and the Postpetition Collateral as security for the OLP Swap Breakage Claim, and such security interests shall be valid, enforceable and perfected first priority security interests immediately upon execution of the OLP Swap Agreement without the need for filing financing statements of any kind under the Uniform Commercial Code or otherwise. Prior to the Effective Date of the Plan, and for so long as the chapter 11 cases of the Consolidated OLP Entities are pending, copies of this Confirmation Order shall serve as evidence of perfection of Sanwa's security interests whenever required in any jurisdiction. To the extent that the Prepetition Collateral and the Postpetition Collateral are insufficient to compensate Sanwa in full for the OLP Swap Breakage Claim, Sanwa is hereby granted, as against the Consolidated OLP Entities, a superpriority Claim payable before all Claims, including Claims arising under sections 503(b) and 507(b) of the Bankruptcy Code to the extent of any such deficiency. If the Effective Date shall fail to occur in accordance with the Plan, any direct payments received by Sanwa arising from or relating to any premature termination of the OLP Swap Agreement, less all direct costs, fees, attorneys' fees and the like actually incurred by Sanwa as the result of such premature termination of the OLP Swap Agreement (the "OLP Swap Unwinding Premium"), shall be applied to the principal amount of the indebtedness owed to Sanwa by the Consolidated OLP Entities.

Notwithstanding section 22.1.2(x) of the Plan, the terms of this paragraph 69 shall specifically remain in full force and effect and be binding upon all Entities affected thereby even if the Plan is not consummated for whatever reason.

          70. Upon entry of this Order, Sanwa Financial Products (as Affiliate of Sanwa) is hereby authorized to enter into one or more swap agreements with one or more swap counterparties (collectively, the "Tower A Swap Agreement") in order to fix Sanwa's cost of funds as contemplated by section 13.2 of the Plan with respect to certain portions of the Sanwa/Tower A Restructured Mortgage Loan in such amounts and for such periods as Sanwa and Tower A Co. shall agree. The Tower A Swap Agreement, as so entered into, shall be deemed to have been entered into in good faith. If the Effective Date shall fail to occur in accordance with the Plan, any breakage damages incurred by Sanwa in connection with the Tower A Swap Agreement, including, without limitation, all costs, fees, attorneys' fees and the like (the "Tower A Swap Breakage Claim") shall be and hereby are secured by all of the Prepetition Collateral andPostpetition Collateral (as those terms are defined in the court-approved cash collateral stipulations with respect to Tower A Co.). Sanwa is hereby granted security interests in all the Prepetition Collateral and the Postpetition Collateral as security for the Tower A Swap Breakage Claim, and such security interests shall be valid, enforceable and perfected first priority security interests immediately upon execution of the Tower A Swap Agreement without the need for filing financing statements of any kind under the Uniform Commercial Code or otherwise. Prior to the Effective Date and for so long as the chapter 11 case of Tower A Co. is pending, copies of this Order shall serve as evidence of perfection of Sanwa's security interests whenever required in any jurisdiction. To the extent that the Prepetition Collateral and the Postpetition Collateral are insufficient to compensate Sanwa in full for the Tower A Swap Breakage Claim, Sanwa is hereby granted, as against Tower A Co., a superpriority Claim payable before all Claims, including Claims arising under section 503(b) and 507(b) of the Bankruptcy Code to the extent of any such deficiency. If the Effective Date shall fail to occur in accordance with the Plan, any direct payments received by Sanwa arising from or relating to any premature termination of the Tower A Swap Agreement, less all direct costs, fees, attorneys' fees and the like actually incurred by Sanwa as the result of such premature termination of the Tower A Swap Agreement (the "Tower A Swap Unwinding Premium") shall be applied to the principal amount of the indebtedness owed to Sanwa by Tower A Co. after payment of any breakage costs actually incurred by Sanwa under the existing swap agreement with respect to Tower A. Notwithstanding section 22.1.2(x) of the Plan, the terms of this paragraph 70 shall specifically remain in full force and effect and be binding upon all Entities affected thereby even if the Plan is not consummated for whatever reason.

          71. The terms and conditions of the Stipulation and Order dated September 12, 1996 by and among the Debtors and other related parties on the one hand and the New York City Department of Finance on the other (the "City Tax Stipulation"), which stipulation is annexed hereto as Exhibit "D", be, and hereby are incorporated into the Confirmation Order and the parties to the City Tax Stipulation are directed to perform all their respective obligations under such stipulation.

          72. The terms and conditions of the Stipulation and Order dated September 12, 1996 by and among the Debtors and other related parties on the one hand and the New York State Department of Taxation and Finance on the other (the "State Tax Stipulation"), which stipulation is annexed hereto as Exhibit "E", be, and hereby are incorporated into the Confirmation Order and the parties to the State Tax Stipulation are directed to perform all their respective obligations under such stipulation.

          73. To the extent that any reserve established under the Tower B Co. Plan on the Effective Date thereof is insufficient to satisfy in full the liability, if any, that may be established in favor of Laub by a Final Order of the Court against Devco, Devco GP, Tower B Leaseco, Tower B Co. or Tower B Holding I on account of brokerage commissions allegedly due Laub in connection with the tenancy of Mitsubishi Bank at Tower B,

Newco LP shall be responsible for the deficiency between the amount of such liability, if any, and the amount of such reserve. Any and all indemnifications in favor of the Debtors are hereby preserved for the benefit of Newco LP and shall be unaffected by this Confirmation Order except that such indemnifications shall be enforceable by Newco LP against any and all such indemnitors.

          74. Within ten (10) days after the entry date of this Confirmation Order, or within such further time as this Court may allow, the Debtors be, and they hereby are, directed to mail to all known creditors and other parties in interest notice of the entry of this Confirmation Order.

          75. The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent.



Dated:  New York, New York
        September 20, 1996



                                                /s/ James L. Garrity, Jr.
                                                ------------------------------
                                                United States Bankruptcy Judge

                                                                Exhibit A





                          Surviving Documents Agreement

                                                                Exhibit B




                                Rejection Notice

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------x

         In re                 :       Chapter 11 Case Nos.
                                       92 B 42698 (JLG)
OLYMPIA & YORK                 :
  REALTY CORP., et al.,                (Jointly Administered)

                Debtors.       :

-------------------------------x


                 NOTICE OF: (a) REJECTION OF EXECUTORY CONTRACTS
                  AND UNEXPIRED LEASES UNDER THE DEBTORS' THIRD
                    AMENDED JOINT PLAN OF REORGANIZATION, AND
               (b) DEADLINE FOR FILING CLAIMS FOR DAMAGES ARISING
           FROM REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

TO:  PARTIES ON THE ATTACHED SERVICE LIST

          PLEASE TAKE NOTICE, that the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") has entered an order dated September [20], 1996 (the "Confirmation Order"), confirming the Debtors' Third Amended Joint Plan of Reorganization, dated September 12, 1996 (the "Plan").

          PLEASE TAKE FURTHER NOTICE, that pursuant to section 21.1 of the Plan, the Plan constitutes a motion by the Debtors to reject, as of the Confirmation Date, all executory contracts and unexpired leases to which any of the Debtors is a party, except for an executory contract or unexpired lease that (a) has been assumed pursuant to a Final Order prior to the Confirmation Date, (b) is specifically listed on Schedule 21.1 to the Plan, (c) is the subject of a separate motion filed under section 365 of the Bankruptcy Code by any of the Debtors and pending on the

Confirmation Date or (d) has Merrill Lynch as a party and appears in the Surviving Documents Agreement, which Agreement is to be executed on the Effective Date of the Plan and a form of which is annexed to the Confirmation Order as Exhibit "A".

          PLEASE TAKE FURTHER NOTICE, that attached hereto is a list of those executory contracts and unexpired leases which have been deemed rejected by the Debtors as of the Confirmation Date in accordance with section 21 of the Plan (each a "Rejected Contract or Lease," and collectively the "Rejected Contracts and Leases"). By receipt of this notice, you are hereby notified that the Debtors rejected the executory contract(s) and/or unexpired lease(s) to which you are party as of the Confirmation Date.

          BY RECEIPT OF THIS NOTICE YOU ARE FURTHER NOTIFIED, that, in order to assert a claim against the Debtors for damages arising from the rejection of a Rejected Contract or Lease, if you have not already done so, you must file a written proof of claim with the United States Bankruptcy Court for the Southern District of New York which substantially conforms to the Proof of Claim approved by the Clerk of the Bankruptcy Court (the "Clerk") or Official Form No. 10, either (i) by mailing the original proof of claim to the United States Bankruptcy Court for the Southern District of New York, c/o Olympia & York Claims Processing, Bowling Green Station, Post Office Box 865, New York, New York 10274-0865 or (ii) by sending the original proof of claim via hand delivery or courier service (but not by United States mail) to the Clerk of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, Fifth Floor, New York, New York 10004-1408, so that it is actually received at the appropriate destination not later than 5:00 p.m. (Eastern Daylight Time) on or before October 14, 1996 (the "Executory Contract/Lease Bar Date"). Such proofs of claim will be deemed timely filed only when they are actually received by the Clerk or at the Post Office Box noted above, as applicable, on or before the Executory Contract/Lease Bar Date.

          As used herein, the term "claim" means (A) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          PLEASE TAKE FURTHER NOTICE THAT IF YOU ARE REQUIRED TO FILE A PROOF OF CLAIM AND FAIL TO DO SO ON OR BEFORE 5:00 PM OCTOBER 14, 1996 IN THE MANNER PRESCRIBED ABOVE, YOU WILL BE FOREVER BARRED FROM ASSERTING ANY SUCH CLAIM AGAINST THE DEBTORS OR THEIR SUCCESSORS OR ASSIGNS.

          THIS NOTICE MAY HAVE BEEN INADVERTENTLY SENT TO PERSONS OR ENTITIES THAT MAY NOT ACTUALLY HAVE A CLAIM. THE FACT THAT YOU HAVE RECEIVED THIS NOTICE DOES NOT MEAN THAT YOU HAVE A CLAIM OR THAT THE DEBTORS OR THE BANKRUPTCY COURT CONCEDE THAT YOU HAVE A CLAIM.



DATED:          New York, New York
                September __, 1996









                                      BY ORDER OF THE COURT

                                      JAMES L. GARRITY, JR.
                                      UNITED STATES BANKRUPTCY JUDGE
                                      UNITED STATES BANKRUPTCY COURT

                                                         Exhibit C







                            Notice to Tax Authorities

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------x

      In re                    :       Chapter 11 Case Nos.
                                       92 B 42698 (JLG)
OLYMPIA & YORK                 :
  REALTY CORP., et al.,                (Jointly Administered)

                Debtors.       :

-------------------------------x


                     NOTICE TO FILING AND RECORDING OFFICERS
                    OF ENTRY AND TERMS OF CONFIRMATION ORDER


TO ALL FILING AND RECORDING OFFICERS:

          PLEASE TAKE NOTICE that on September [20], 1996, the United States Bankruptcy Court for the Southern District of New York entered the Findings of Fact, Conclusions of Law, and Order Confirming The Third Amended Joint Plan of Reorganization for the Debtors Dated September 12, 1996 (the "Plan") Under Chapter 11 of the Bankruptcy Code (the "Confirmation Order"), under section 1129, title 11, United States Code.

          PLEASE TAKE FURTHER NOTICE that paragraph 64 of the Decretal Provisions of the Confirmation Order provides as follows:


          In accordance with section 1146(c) of the Bankruptcy Code, the making, delivery, filing or recording of various instruments and documents as specified in the Plan and the exhibits thereto either (i) by or to a Chapter 11 Debtor, (ii) in the case of mortgages to be granted as of the Effective Date with respect to the Core Properties, by a Chapter 11 Debtor or a transferee of the Core Properties under the Plan, or
          (iii) in connection with the Tower D Financing be, and they hereby are, exempt from taxation under any law imposing a recording tax, stamp tax, transfer tax or any similar tax, including the New York State Real Estate Transfer Tax and the New York City Real Property Transfer Tax applicable to deeds, assignments of leases and interests in real property and the New York City and New York State Mortgage Recording Taxes applicable to mortgages. The appropriate state or local governmental officials or agents be, and hereby are, directed to forego the collection of any such tax or governmental assessment with respect to, and to accept for filing and recordation without the payment of any such tax or government assessment, any such valid instrument or other document. The Debtors, the Debtors in Possession, and the O&Y Affiliates, any successor-in-interest thereto, the Co-Proponents or any agent or representative of any of the foregoing Entities be, and they hereby are, authorized to serve upon all filing and recording officers and all taxing jurisdictions, a notice, substantially in the form annexed hereto as Exhibit "C", in connection with the making, delivery, filing or recording of any instruments or documents in accordance with the Plan, or the filing of any tax returns relating thereto, to evidence and implement this paragraph of the Confirmation Order. All filing and recording officers are hereby directed to accept for filing or recording (i) all instruments made or delivered by or to a Chapter 11 Debtor, and (ii) all mortgages and related financing documents given in connection with the Tower D Financing, which are in each case to be filed and recorded in accordance with the Plan and the exhibits thereto without the payment of any such taxes, and without the presentation of any affidavits (including, without limitation, any affidavit under section 255 of the Tax Law of the State of New York), instruments or returns otherwise required for recording, other than this Confirmation Order. The exemption provided by section 1146(c) of the Bankruptcy Code with respect to the Chapter 11 Debtors shall not extend to transfers from Liquidating Corp. that would otherwise be taxable. This Court retains jurisdiction to enforce the foregoing directions, by contempt or otherwise.

          PLEASE TAKE FURTHER NOTICE that presentation of this Notice by (a) any of the Debtors2, as reorganized, (b) the O&Y Affiliates, (c) any successors-in-interest thereto, (d) any of the Co-Proponents, or (e) any agent or representative of any of the foregoing, of any of the above-described documents, constitutes a certificate by such person that such document is entitled to be filed or recorded in accordance with decretal paragraph 64 of the Confirmation Order without payment of any

--------

2 All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan or Findings of Fact and Conclusions of Law, as applicable.

recording tax, stamp tax, transfer tax, or any other similar tax imposed by federal, state or local law.



Dated:          New York, New York
                September __, 1996






                                      ------------------------------
                                      United States Bankruptcy Judge



WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors and
  Debtors in Possession (Other than Olympia & York Tower B
Lease Company)
767 Fifth Avenue
New York, New York  10153-0119
(212) 310-8000

KAYE, SCHOLER, FIERMAN, HAYS
  & HANDLER
425 Park Avenue
New York, New York  10022
(212) 836-8000
Attorneys for Olympia & York Tower B Lease Company, as Debtor and Debtor in Possession

                                                              Exhibit D





                          New York City Tax Stipulation

                                                               Exhibit E





                         New York State Tax Stipulation